梁學濂會計師事務所

PKF

Accountants &
business advisers

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and inclusion in this Current Report of Wonder Auto Technologies, Inc. on Amendment No. 1 to Form 8-K/A of our report dated May 28, 2007, with respect to the Balance Sheet of Jinzhou Wanyou Mechanical Parts Co., Ltd. as of December 31, 2006 and the related Statement of Operations and Comprehensive Income, Cash Flows and Stockholders' Equity for the period from September 21, 2006 (date of incorporation) to December 31, 2006.

PKF

PKF
Certified Public Accountants
Hong Kong, China

June 13, 2007

Tel (852) 2806 3822 | Fax (852) 2806 3712
E-mail info@pkf-hk.com | Website www.pkf-hk.com
PKF | 26/F, Citicorp Centre | 18 Whitfield Road | Causeway Bay | Hong Kong
香港銅鑼灣威非路道十八號萬國寶通中心廿六樓

梁學濂會計師事務所